EXHIBIT 10.3

AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON OCTOBER 10, 2019

THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON October 10, 2019 (the “Amendment”) is entered into by and between Basanite, Inc., a Nevada corporation (the “Company”), and Labrys Fund, LP, a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.

The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on October 10, 2019, in the original principal amount of $338,000.00 (the “Note”); and

B.

The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

The Maturity Date (as defined in the Note) of the Note shall be April 16, 2020.

2.

This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Basanite, Inc.		Labrys Fund, LP

By:	/s/ Richard Krolewski	By:	/s/ Thomas Silverman
Name:	Richard Krolewski	Name:	Thomas Silverman
Title:	Chief Executive Officer	Title:	Managing Member